Summary
Description
Count
UPB
% of Total UPB
Current 4819 $771,392,334.84 96.25%
Delinq 177 $30,034,840.24 3.74%
Total 4996 $801,427,175.08
Average UPB $160,413.77 WAM(Months) 352
WACLTV 68.23% WAC 7.25%
Del Trigger Target Actual n/a
Loan with Pre.
Penalties
2415 $389,920,123.40 48.65%
Loss Severity 0.00% Pymt Velocity
Rate Type Stratification
Description
Count
UPB
% of Total UPB
ARM 3237 $637,617,715.31 79.56%
Fixed Rate 1759 $163,809,459.77 20.43%
Top 5 States
State
Count
UPB
% of Total UPB
CA 1222 $302,951,698.24 37.80%
OH 493 $48,163,834.13 6.00%
WA 311 $40,064,935.05 4.99%
FL 302 $51,645,738.02 6.44%
CO 285 $33,474,570.44 4.17%
LTV Stratification
Range
Count
UPB
% of Total UPB
< 65% 1158 $70,982,774.95 8.85%
65% - < 75% 191 $36,658,604.96 4.57%
75% - < 85% 1570 $328,659,950.10 41.00%
85% - < 95% 1432 $271,775,048.81 33.91%
95% - < 100% 576 $82,356,338.77 10.27%
> 100% 69 $10,994,457.49 1.37%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A 4996 $801,427,175.08 100.00%
300 - < 400 0 $0.00 0.00%
400 - < 500 0 $0.00 0.00%
500 - < 600 0 $0.00 0.00%
600 - < 700 0 $0.00 0.00%
700 - < 850 0 $0.00 0.00%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K 162 $3,473,934.77 0.43%
$25K - < $75K 1036 $52,660,569.12 6.57%
$75K - < $150K 1802 $196,925,371.76 24.57%
$150K - < $200K 647 $111,729,861.09 13.94%
> $200K 1349 $436,637,438.34 54.48%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5% 1 $211,214.81 0.02%
5% - < 10% 4503 $775,338,233.66 96.74%
10% - < 15% 492 $25,877,726.61 3.22%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
1 3917 $744,682,674.58 92.91%
2 1079 $56,744,500.50 7.08%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
6 Mo. LIBOR 1389 $269,799,416.62 33.66%
6 Month LIBOR 1848 $367,818,298.69 45.89%
Losses
Prior Losses $0.00
Current Month
L
$0.00
G
$0.00
Total Losses $0.00
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 10/14/2005 12:26:31 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
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